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                                                                     EXHIBIT 5

                   [LETTERHEAD OF MORGAN, LEWIS & BOCKIUS LLP]


                                                             December 17, 1999

F.Y.I. Incorporated
3232 McKinney Avenue
Suite 900 Dallas, Texas 75204

Re:  Issuance of Shares Pursuant to
     Registration Statement on Form S-4

Ladies and Gentlemen:

         We have acted as counsel to F.Y.I. Incorporated, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-4 (the "Registration Statement") relating to the public offering by the Company of an aggregate of 3,012,217 shares (the "Shares") of the Company's Common Stock, $.01 par value per share.

         In so acting, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Amended and Restated Certificate of Incorporation of the Company and the By-Laws of the Company. We have assumed that (i) the Registration Statement, and any amendments thereto, will have become effective, (ii) the Shares will have been duly authorized and reserved for issuance and certificates evidencing the same will have been duly executed and delivered, against receipt of the consideration approved by the Board of Directors of the Company or a committee thereof which will be no less than the par value thereof, and (iii) the Shares will be issued in compliance with applicable federal and state securities laws.

         Based on the foregoing, we are of the following opinion:

         1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Delaware.

         2. The Shares, when issued, will be duly authorized, validly issued, fully paid and non-assessable.

         We render the foregoing opinion as members of the Bar of the State of New York and express no opinion as to any law other than the General Corporation Law of the State of Delaware (the "DGCL"), the applicable provisions of the Delaware Constitution and the reported decisions interpreting the DGCL and the applicable provisions of the Delaware Constitution.

         We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement.

                                               Very truly yours,

                                               /s/ Morgan, Lewis & Bockius LLP


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